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                                                             Exhibit 23.1




          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 26, 1995 accompanying the financial statements of Rocky Mountain Chocolate Factory, Inc. appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended February 28, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Grant Thornton LLP

GRANT THORNTON LLP


Dallas, Texas
November 30, 1995